                                                                     EXHIBIT 3.2
                              INFOCURE CORPORATION

                          AMENDED AND RESTATED BYLAWS

                         Adopted as of January   , 1999
                         ------------------------------


                                   ARTICLE I
                                   ---------
                                    OFFICES
                                    -------

     InfoCure Corporation (the "Corporation") shall at all times maintain a registered office in the State of Delaware and a registered agent at that address but may have other offices located in or outside of the State of Delaware as the Board of Directors may from time to time determine.


                                   ARTICLE II
                                   ----------
                             STOCKHOLDERS' MEETINGS
                             ----------------------

     2.1  Places of Meetings.  All meetings of stockholders shall be held at
          ------------------
such place or places in or outside of the State of Delaware as the Board of Directors may from time to time determine or as may be designated in the notice of meeting or waiver of notice thereof, subject to any provisions of the laws of the State of Delaware.

     2.2  Annual Meetings.
          ---------------

     (a) The annual meeting of stockholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held on such date within six (6) months after the end of each fiscal year of the Corporation and at such time as may be designated from time to time by the Board of Directors. If the annual meeting is not held on the date designated or action by written consent to elect directors in lieu of an annual meeting has not been taken as provided below, it may be held as soon thereafter as convenient and shall be called the annual meeting. Written notice of the time and place of the annual meeting shall be given by mail to each stockholder entitled to vote thereat at the address of such stockholder as it appears on the records of the Corporation, not less than ten (10) nor more than sixty (60) days prior to the scheduled date thereof, unless such notice is waived as provided by
Article IX of these Bylaws.

     (b) Stockholders may, unless the Certificate of Incorporation otherwise provides, act by written consent to elect directors; provided, however, that if such consent is less than unanimous, such action by written consent may be in lieu of holding an annual meeting only if all of the directorships to which directors could be elected at an annual meeting held at the effective time of such action are vacant and are filled by such action.

     2.3  Special Meetings.  Special meetings of stockholders may be called at
          ----------------
any time by the Board of Directors or the Chairman of the Board of Directors stating the specific purpose or purposes thereof. Written notice of the time, place and specific purposes of such meeting shall
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be given by mail to each stockholder entitled to vote thereat at the address of such stockholder as it appears on the records of the Corporation, not less than ten (10) nor more than sixty (60) days prior to the scheduled date thereof, unless such notice is waived as provided by Article IX of these Bylaws.

     2.4  Adjournments.  Any meeting of stockholders, annual or special, may
          ------------
adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     2.5  Voting.  At all meetings of stockholders, each stockholder entitled to
          ------
vote on the record date, as determined under Article VI, Section 6.3 of these Bylaws or, if not so determined, as prescribed under the General Corporation Law of the State of Delaware, shall be entitled to one vote for each share of stock standing of record in the name of such stockholder, subject to any restrictions or qualifications set forth in the Certificate of Incorporation or any amendment thereto.

     2.6  Quorum.  At any meeting of stockholders, one-third (1/3) of the number
          ------
of shares of stock outstanding and entitled to vote thereat, present in person or by proxy, shall constitute a quorum, but a smaller interest may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice, subject to such limitations as may be imposed under Section 2.4 hereof or the General Corporation Law of the State of Delaware. When a quorum is present at any meeting, a majority of the number of shares of stock entitled to vote present thereat shall decide any question brought before such meeting unless the question is one upon which a different vote is required by the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these Bylaws, in which case such express provision shall govern. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any subsidiary of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

     2.7  Organization.  Meetings of stockholders shall be presided over by the
          ------------
Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the President, or in his absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

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     2.8  Proxies. Each stockholder entitled to vote at a meeting of
          -------
stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary of the Corporation. Voting at meetings of stockholders need not be by written ballot. At all meetings of stockholders for the election of directors a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, as otherwise provided by law or pursuant to any regulation applicable to the Corporation, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock of the Corporation which are present in person or by proxy and entitled to vote thereon.

     2.9  List of Stockholders.  At least ten (10) days before every meeting, a
          --------------------
complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary or the transfer agent in charge of the stock ledger of the Corporation. Such list shall be open for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten
(10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall represent conclusive evidence as to who are the stockholders entitled to examine such list or the books of the Corporation or to vote in person or by proxy at such meeting.


     2.10  Action Without Meeting. Unless otherwise restricted by the
           ----------------------
Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which minutes of proceedings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by law, be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders or members to take action were delivered to the Corporation.

     2.11  Stockholder Proposals at Annual Meetings.
           ----------------------------------------

     (a) Business may be properly brought before an Annual Meeting of stockholders by a stockholder only upon the stockholder's timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days prior to the meeting as originally scheduled; provided, however, that in the event that less than sixty
(60) days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the earlier of the day on which such notice of the date of the meeting was mailed or the date on which such public disclosure was made.

     (b) The stockholder's notice to the Secretary of the Corporation shall set forth as to each matter the stockholder proposes to bring before the Annual
Meeting: (i) a brief description of the proposal desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal, (iii) the class and number of shares of the Corporation's stock that are beneficially owned by the stockholder on the date such stockholder gives notice to the Secretary of the Corporation, and the number of shares of the Corporation's capital stock that are beneficially owned on such date by any other stockholder known to be supporting such proposal, and (iv) any financial interest of the stockholder in such proposal.

     (c) The Chairman of the Board of Directors or other presiding officer of the Annual Meeting shall determine and declare at the Annual Meeting whether the stockholder proposal was made in accordance with the terms of this Section 2.11. If such Chairman or other presiding officer determines that such stockholder proposal was not made in accordance with the terms of this Section 2.11, he or she shall so declare at the Annual Meeting and such proposal shall not be acted upon at such Annual Meeting.

     (d) This provision shall not prevent the consideration and approval or disapproval at the Annual Meeting of reports of officers, directors and committees of the Board of Directors, but in connection with such reports, no new business shall be acted upon at such Annual Meeting unless stated, filed and received as herein provided.

     (e) For purposes of this Section 2.11, any adjournment(s) or postponement(s) of the original meeting whereby the meeting will reconvene within thirty (30) days from the original date shall be deemed for purposes of notice to be a continuation of the original meeting and no business may be brought before any such reconvened meeting unless pursuant to a notice of such business which was timely for the meeting on the date originally scheduled.
Such stockholder's notice to the Secretary shall set forth (i) as to each matter the stockholder proposed to bring before the Annual Meeting, a brief description of the business desired to be brought before the

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meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (iv) a complete and accurate description of any material interest of the stockholder in such proposed business.

     (f) Notwithstanding the foregoing, nothing in this Section 2.11 shall be interpreted or construed to require the inclusion of information about any such proposal in any proxy statement distributed by the Corporation at the direction of or on behalf of the Corporation.

     2.12  Notice of Stockholder Nominees.
           ------------------------------

     (a) Nominations of persons for election to the Board of Directors shall be made only at an Annual or Special Meeting of the stockholders called for that purpose and only (i) by or at the direction of the Board of Directors or (ii) by any stockholder entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 2.12 of this
Article II for Annual Meetings. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days prior to the meeting; provided, however, that in the event that less than sixty
(60) days notice of the date of the meeting is give or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) days following the earlier of the day on which such notice of the date of the meeting was mailed or the date on which such public disclosure was made.

     (b) The stockholder's notice to the Corporation pursuant to this Section
2.12 shall set forth: (i) as to each person that the stockholder proposes to nominate for election or reelection as a director, (1) the name, age, business address and residence address of such proposed nominee, (2) the principal occupation or employment of such proposed nominee, (3) the class and number of shares of capital stock of the Corporation which are beneficially owned by such proposed nominee, and (4) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Schedule 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and (ii) as to the stockholder giving such notice, (1) the name and address, as they appear on the Corporation's books, of such stockholder, (2) the class and number of shares of the Corporation's stock that are beneficially owned by the stockholder on the date of such notice. The Corporation may require any proposed nominee to furnish such other information as may be reasonably required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

     (c) The presiding officer of the meeting shall determine and declare at the meeting whether the nomination was made in accordance with the terms of this
Section 2.12. If the presiding officer determines that a nomination was not made in accordance with the terms of this Section 2.12, he or she shall so declare at the meeting that any such defective nomination shall be disregarded.

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     2.13  Inspectors of Election.  The Corporation may, and shall if required
           ----------------------
by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors' count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

     2.14  Conduct of Meetings.  The date and time of the opening and the
           -------------------
closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.


                                  ARTICLE III
                                  -----------
                              BOARD OF DIRECTORS
                              ------------------

     3.1  Powers.  The business and affairs of the Corporation shall be carried
          ------
on by or under the direction of the Board of Directors, which shall have all the powers authorized by the

General Corporation Law of the State of Delaware, subject to such limitations as may be provided by the Certificate of Incorporation or these Bylaws.

     3.2  Number of Directors.  The Board shall consist of not fewer than three
          -------------------
(3) members and not more than twelve (12) members, the exact number of authorized directors within such range to be fixed from time to time by a resolution of the Board of Directors adopted by the affirmative vote of at least a majority of the total number of authorized directors most recently fixed by the Board of Directors.

     3.3  Election of Directors.
          ---------------------

          (a) The directors of the Corporation shall be divided into three classes for the purpose of determining their terms of office. Each such class shall consist, as nearly as possible, of one-third of the total number of directors fixed by the Board of Directors. At the annual meeting of stockholders of the Corporation held in 1999, one class of directors (designated as Class I) shall be elected for a term expiring at the annual meeting of stockholders of the Corporation held in 2000, one class of directors (designated as Class II) shall be elected for a term expiring at the annual meeting of stockholders of the Corporation held in 2001, and one class of directors (designated as Class III) shall be elected for a term expiring at the annual meeting of stockholders of the Corporation held in 2002. At each succeeding annual meeting of stockholders of the Corporation, beginning in 2000, successors to the class of directors whose term expires at that annual meeting shall be elected for a term expiring at the annual meeting of stockholders of the Corporation held in the third year following the year of their election.

          (b) If the number of directors is changed, then any increase or decrease in such number shall be apportioned by the Board of Directors among the classes of directors so as to maintain as nearly as possible an equal number of directors in each class. No reduction in the authorized number of members of the Board of Directors shall have the effect of removing any director from office before that director's term of office expires.

          (c) Vacancies on the Board of Directors and newly created directorships resulting from an increase in the authorized number of members of the Board of Directors shall be filled in accordance with Section 5.2.

          (d) Each director, including a director elected to fill a vacancy or a newly created directorship, shall hold office until the next election of the class of directors to which such director belongs and until his or her successor is elected and qualified or until his or her earlier death, resignation, or removal from office.

     3.4  Qualification and Term of Directors.  Each director shall be a natural
          -----------------------------------
person at least eighteen (18) years old. Directors need not be stockholders, nor need they be residents of the State of Delaware. The term of a director elected by the stockholders or by the Board to fill a vacancy continues until the next annual meeting of stockholders and until a successor is elected and qualifies or until a decrease occurs in the number of directorships.

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     3.5  Compensation.  The Board of Directors, or a committee thereof, may
          ------------
from time to time by resolution authorize the payment of fees or other compensation to the directors for services as such to the Corporation, including, but not limited to, fees for serving as members of the Board of Directors or any committee thereof and for attendance at meetings of the Board of Directors or any committee thereof, and may determine the amount of such fees and compensation. Directors shall in any event be paid their reasonable travel and other expenses for attendance at all meetings of the Board or committees thereof. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor in amounts authorized or otherwise approved from time to time by the Board of Directors or any committee thereof.

     3.6  Meetings and Quorum.  Meetings of the Board of Directors may be held
          -------------------
either in or outside of the State of Delaware. A quorum shall be one-third (1/3) of the then authorized number of directors. Except as otherwise provided in the Bylaws, all resolutions adopted and all business transacted by the Board shall require the affirmative vote of a majority of the directors present at a meeting at which a quorum is present. The Chairman of the Board or, in his absence, and if the President is a director, the President shall preside at all meetings of the Board. If the Chairman of the Board is not present and if the President is not present or is not a director, the Board shall select a director as chairman for each meeting.

     The Board of Directors shall, at the close of each annual meeting of stockholders and without further notice other than these Bylaws, if a quorum of directors is then present or as soon thereafter as may be convenient, hold a regular meeting for the election of officers and the transaction of any other business. At such meeting they shall elect a President, a Secretary and a Treasurer, and such other officers as they deem proper, none of whom except the Chairman of the Board, if elected, need be members of the Board of Directors.

     The Board of Directors may from time to time provide for the holding of regular meetings with or without notice and may fix the times and places at which such meetings are to be held. Meetings other than regular meetings may be called at any time by the President or the Chairman of the Board of Directors and must be called by the President or the Secretary or an Assistant Secretary upon the request of any director.

     Notice of each meeting, other than a regular meeting (unless required by the Board of Directors), shall be given to each director by mailing the same to each director at his or her residence or business address at least five business days before the meeting or by delivering the same to him personally or by telephone, telegraph or telecopier at least two business days before the meeting unless, in case of exigency, the Chairman of the Board of Directors, the President or the Secretary shall prescribe a shorter notice to be given personally or by telephone, telegraph, telecopier, cable or wireless to all or any one or more of the directors at their respective residences or places of business. Notice by mail shall be deemed to be given at the earlier of (a) receipt thereof, or (b) five (5) days after it is deposited in the United States mail with first-class postage affixed thereon. Notice to directors may also be given by telecopier transmission to the director's telecopier transmission number supplied for the purpose of telecopier transmissions and, upon actual confirmation of such receipt by the director, such notice shall be deemed to be given as of the date and time of telephonic confirmation of receipt. Telephonic notice shall be deemed given at such a time as such notice is actually provided to the director.

     Notice of any meeting shall state the time and place of such meeting, but need not state the purposes thereof unless otherwise required by the General Corporation Law of the State of Delaware, the Certificate of Incorporation, the Bylaws or by the order of the Board of Directors.

     3.7  Committees.  The Board of Directors may, by resolution passed by a
          ----------
majority of the entire Board of Directors, provide for an Audit Committee, a Compensation Committee and an Executive Committee and one (1) or more other committees consisting of one (1) or more directors and shall elect the members thereof to serve at the pleasure of the Board of Directors and may designate one of such members to act as chairman thereof. The Board of Directors may at any time change the membership of any committee, fill vacancies in it, designate alternate members to replace any absent or disqualified members at any meeting of such committee, or dissolve it. Any member of any such committee may resign from such committee at any time by giving written notice to the Chairman of the Board, if any, the President or Secretary of the Corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. During the intervals between the meetings of the Board of Directors, the Executive Committee (if one shall have been constituted) shall possess and may exercise any or all of the powers of the Board of Directors in the management or direction of the business and affairs of the Corporation and under the Bylaws to the extent authorized by resolution adopted by a majority of the whole Board of Directors and subject to such limitations as may be imposed by the General Corporation Law of the State of Delaware.

     Each committee may determine its rules of procedure and the notice to be given of its meetings (although in the absence of any special notice procedure, the notice provisions of Section 3.6 hereof shall govern), and it may appoint such other committees and assistants as it shall from time to time deem necessary. A majority of the members of each committee shall constitute a quorum. Each committee shall keep minutes or other records of its proceedings and shall report its actions to the Board as requested and at regularly scheduled meetings of the Board.

     3.8  Conference Telephone Meetings.  Any one or more members of the Board
          -----------------------------
of Directors or any committee thereof may participate in a meeting by means of a conference telephone call or other similar communication equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

     3.9  Action Without Meeting.  Any action required or permitted to be taken
          ----------------------
at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.

                                   ARTICLE IV
                                   ----------
                                    OFFICERS
                                    --------

     4.1  Titles and Election.  The officers of the Corporation shall be the
          -------------------
President and the Secretary all of whom shall initially be elected as soon as convenient by the Board of Directors and thereafter, in the absence of earlier resignations or removals, shall be elected at the first meeting of the Board of Directors following each annual meeting of stockholders. Each officer shall hold office at the pleasure of the Board of Directors except as may otherwise be approved by the Board of Directors, or until his or her earlier resignation, removal under these Bylaws or other termination of his or her employment. Any person may hold more than one office if the duties can be adequately performed by the same person and to the extent permitted by the General Corporation Law of the State of Delaware.

     The Board of Directors, in its discretion, may also at any time elect or appoint a Chairman of the Board of Directors, a Vice Chairman, a Chief Executive Officer, one or more Vice Presidents, one or more Senior or Executive Vice Presidents, a Chief Operating Officer, a Chief Financial Officer, a Treasurer and one or more Assistant Secretaries and Assistant Treasurers and such other officers as it may deem advisable, each of whom shall hold office at the pleasure of the Board of Directors, except as may otherwise be approved by the Board of Directors, or until his or her earlier death, resignation, retirement, removal or other termination of employment, and shall have such authority and shall perform such duties as may be prescribed or determined from time to time by the Board of Directors or in case of officers other than the Chairman of the Board, if not prescribed or determined by the Board of Directors, the President or the then senior executive officer may prescribe or determine. The Board of Directors may require any officer or other employee or agent to give bond for the faithful performance of his or her duties in such form and with such sureties as the Board may require.

     4.2  Duties.  Subject to such extension, limitations and other provisions
          ------
as the Board of Directors may from time to time prescribe or determine, the following officers shall have the following powers and duties:

          (a) Chairman of the Board of Directors.  The Chairman of the Board of
              ----------------------------------
Directors, if one is elected, shall be a director and, when present, shall preside at all meetings of the stockholders and of the Board of Directors.

          (b) Chief Executive Officer.  The Chief Executive Officer shall be
              -----------------------
charged with general supervision of the management and policy of the Corporation and shall have such other powers and perform such other duties as the Board of Directors may prescribe from time to time. The Chief Executive Officer shall (subject to the presence of the Chairman of the Board of Directors, if one exists) preside at all meetings of the stockholders and, if he is a director, at all meetings of the Board of Directors.

          (c) President.  The President shall exercise the powers and authority
              ---------
and perform all of the duties commonly incident to his or her office and shall perform such other duties as the Board of Directors shall specify from time to time.

          (d) Vice Presidents.  The Vice President or Vice Presidents shall
              ---------------
perform such duties as may be assigned to them from time to time by the Board of Directors or by the President if the Board of Directors does not do so. In the absence or disability of the President, the Executive Vice Presidents in order of seniority, or if none, the Senior Vice Presidents in order of seniority, or if none, the Vice Presidents in order of seniority, may, unless otherwise determined by the Board of Directors, exercise the powers and perform the duties pertaining to the office of President, except that if one or more Vice Presidents has been elected or appointed, the person holding such office in order of seniority shall exercise the powers and perform the duties of the office of President.

          (e) Secretary.  The Secretary or in his or her absence an Assistant
              ---------
Secretary shall keep the minutes of all meetings of stockholders and of the Board of Directors and any committee thereof, give and serve all notices, attend to such correspondence as may be assigned to him or her, keep in safe custody the seal of the Corporation, and affix such seal to all such instruments properly executed as may require it, shall perform all of the duties commonly incident to his or her office and shall have such other duties and powers as may be prescribed or determined from time to time by the Board of Directors or by the President if the Board of Directors does not do so.

          (f) Treasurer.  The Treasurer or in his or her absence an Assistant
              ---------
Treasurer, subject to the order of the Board of Directors, shall have the care and custody of the monies, funds, securities, valuable papers and documents of the Corporation (other than his or her own bond, if any, which shall be in the custody of the President), and shall have, under the supervision of the Board of Directors, all the powers and duties commonly incident to his or her office. He or she shall deposit all funds of the Corporation in such bank or banks, trust company or trust companies, or with such firm or firms doing a banking business as may be designated by the Board of Directors or by the President if the Board of Directors does not do so. He or she may endorse for deposit or collection all checks, notes and similar instruments payable to the Corporation or to its order. He or she shall keep accurate books of account of the Corporation's transactions, which shall be the property of the Corporation, and together with all of the property of the Corporation in his or her possession, shall be subject at all times to the inspection and control of the Board of Directors. The Treasurer shall be subject in every way to the order of the Board of Directors, and shall render to the Board of Directors and/or the President of the Corporation, whenever they may require it, an account of all his or her transactions and of the financial condition of the Corporation. In addition to the foregoing, the Treasurer shall have such duties as may be prescribed or determined from time to time by the Board of Directors or by the President if the Board of Directors does not do so.

          (g) Assistant Secretaries and Treasurers.  Assistants to the
              ------------------------------------
Secretaries and Treasurers may be appointed by the President or elected by the Board of Directors and shall perform such duties and have such powers as shall be delegated to them by the President or the Board of Directors.

          (h) Other Officers.  The other officers, if any, shall perform such
              --------------
duties and exercise such powers as the Board of Directors shall request or delegate and, unless the Board otherwise provides, shall perform such other duties as are generally performed by officers in such position.

     4.3  Delegation of Authority.  The Board of Directors may at any time
          -----------------------
delegate the powers and duties of any officer for the time being to any other officer, director or employee.

     4.4  Compensation.  The compensation of the officers of the Corporation
          ------------
shall be fixed by the Board of Directors or a committee thereof, and the fact that any officer is a director shall not preclude such officer from receiving compensation or from voting upon the resolution providing the same.


                                   ARTICLE V
                                   ---------
                      RESIGNATIONS, VACANCIES AND REMOVALS
                      ------------------------------------

     5.1  Resignations.  Any director or officer may resign at any time by
          -------------
giving written notice thereof to the Board of Directors, the Chairman of the Board of Directors, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof, and unless otherwise specified therein or in these Bylaws, the acceptance of any resignation shall not be necessary to make it effective.

     5.2  Vacancies.
          ----------

          (a) Directors.  Except as otherwise provided in this Section 5.2(a),
              ---------
any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board, or by the sole remaining director, as the case may be, or, if the vacancy is not so filled, or if no director remains, by the stockholders. Any vacancy arising as a result of the removal of a director by the stockholders may be filled by the stockholders or, if the stockholders so authorize, by the remaining director or directors, but only for the unexpired term of his or her predecessor in office. The Board of Directors may fill a vacancy created by an increase in the number of directors, but only for a term of office continuing until the next annual election of directors by the stockholders and the election and qualification of a successor.

          (b) Officers.  The Board of Directors may at any time or from time to
              --------
time fill any vacancy among the officers of the Corporation.

     5.3  Removals.
          --------

          (a) Directors.  At any meeting of the stockholders with respect to
              ---------
which notice of such purpose has been given, the entire Board or any individual director may be removed, with or without cause, by the affirmative vote of the holders of a majority of the shares of stock of the Corporation entitled to vote.

          (b) Officers.  Subject to the provisions of any validly existing
              --------
agreement, the Board of Directors may at any meeting remove from office any officer, with or without cause, and may appoint a successor.

                                  ARTICLE VI
                                  ----------
                                 CAPITAL STOCK
                                 -------------

     6.1  Certificates of Stock.  Every stockholder shall be entitled to a
          ---------------------
certificate or certificates for shares of the capital stock of the Corporation in such form as may be prescribed or authorized by the Board of Directors, duly numbered and setting forth the number and kind of shares represented thereby. Such certificates shall be signed by the President or a Vice President, unless some other person is hereunto specifically authorized as provided in Section 4.3 of these Bylaws, and by the Treasurer or an Assistant Treasurer or by the Secretary or an Assistant Secretary. Any or all of such signatures may be in facsimile.

     In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate has ceased to be such officer, transfer agent or registrar before the certificate has been issued, such certificate may nevertheless be issued and delivered by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

     6.2  Transfer of Stock.  Shares of the capital stock of the Corporation
          -----------------
shall be transferable only upon the books of the Corporation upon the surrender of the certificate or certificates properly assigned and endorsed for transfer. If the Corporation has a transfer agent or registrar acting on its behalf, the signature of any officer or representative thereof may be in facsimile.

     The Board of Directors may appoint a transfer agent and one or more co-transfer agents and a registrar and one or more co-registrars and may make or authorize such agents to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock.

     6.3  Record Dates.  For the purpose of determining stockholders entitled to
          ------------
notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or to express consent to corporate action in writing without a meeting, or in order to make a determination of stockholders for any other proper purposes, the Corporation's stock transfer books shall not be closed, but a record date shall be set by the Board of Directors and, upon that date, the Corporation or its transfer agent shall take a record of the stockholders without actually closing the stock transfer books. Such record date shall not be more than sixty (60) days, nor less than ten (10) days, prior to the date on which the particular action requiring such determination of stockholders is to be taken.

     If no such record date is fixed by the Board, the record date shall be that prescribed by the General Corporation Law of the State of Delaware.

     A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may, in their discretion, fix a new record date for the adjourned meeting.

     6.4  Lost Certificates.  In case of loss or mutilation or destruction of a
          -----------------
stock certificate, a duplicate certificate may be issued upon such terms as may be determined or authorized by the Board of Directors or the Executive Committee (if one has been appointed), or by the President if the Board of Directors or the Executive Committee does not do so.


                                  ARTICLE VII
                                  -----------
                    FISCAL YEAR, BANK DEPOSITS, CHECKS, ETC.
                    ----------------------------------------

     7.1  Fiscal Year.  The fiscal year of the Corporation shall be determined
          -----------
by resolution of the Board of Directors.

     7.2  Bank Deposit Checks.  The funds of the Corporation shall be deposited
          -------------------
in the name of the Corporation or of any division thereof in such banks or trust companies in the United States or elsewhere as may be designated from time to time by the Board of Directors or by such officer or officers as the Board of Directors may authorize to make such designations.

     All checks, drafts or other orders for the withdrawal of funds from any bank account shall be signed by such person or persons as may be designated from time to time by the Board of Directors. The signatures on checks, drafts or other orders for the withdrawal of funds may be in facsimile if authorized in the designation.


                                 ARTICLE VIII
                                 ------------
                               BOOKS AND RECORDS
                               -----------------

     8.1  Place of Keeping Books.  The books and records of the Corporation may
          ----------------------
be kept within or outside of the State of Delaware.

     8.2  Examination of Books.  Except as may otherwise be provided by the
          --------------------
General Corporation Law of the State of Delaware, the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the power to determine from time to time whether and to what extent and at what times and places and under what conditions any of the accounts, records and books of the Corporation are to be open to the inspection of any stockholder. No stockholder shall have any right to inspect any account or book or document of the Corporation except as prescribed by law or authorized by express resolution of the stockholders or of the Board of Directors.

                                  ARTICLE IX
                                  ----------
                                    NOTICES
                                    -------

     9.1  Requirements of Notice.  Whenever notice is required to be given by
          ----------------------
statute, the Certificate of Incorporation or these Bylaws, except as otherwise provided in Section 3.6 hereof, it shall not mean personal notice unless so specified, but such notice may be given in writing by depositing the same in a post office, letter box or mail chute postage prepaid and addressed to the person to whom such notice is directed at the address of such person on the records of the Corporation, and such notice shall be deemed given at the time when the same shall be thus mailed.

     9.2  Waivers.  Any stockholder, director or officer may, in writing or by
          -------
telegram or cable, at any time waive any notice or other formality required by law, the Certificate of Incorporation or these Bylaws. Such waiver of notice, whether given before or after any meeting or action, shall be deemed equivalent to notice. Presence of a stockholder either in person or by proxy at any meeting of stockholders and presence of any director at any meeting of the Board of Directors shall constitute a waiver of such notice as may be required by law, the Certificate of Incorporation or these Bylaws, unless such presence is solely for the purpose of objecting to the lack of notice and such objection is stated at the commencement of the meeting.


                                   ARTICLE X
                                   ---------
                                     SEAL
                                     ----

     The corporate seal of the Corporation shall be in such form as the Board of Directors shall determine from time to time and may consist of a facsimile thereof or the word "SEAL" enclosed in parentheses or brackets. The corporate seal of the Corporation shall not be necessary to validate or authenticate any instrument duly executed by the Corporation or to render any such instrument enforceable against the Corporation.


                                   ARTICLE XI
                                   ----------
                               POWERS OF ATTORNEY
                               ------------------

     The Board of Directors may authorize one or more of the officers of the Corporation to execute powers of attorney delegating to named representatives or agents power to represent or act on behalf of the Corporation, with or without the power of substitution.

     In the absence of any action by the Board of Directors, any officer of the Corporation may execute, for and on behalf of the Corporation, waivers of notice of meetings of stockholders and proxies, or may vote shares directly, for such meetings of any company in which the Corporation may hold voting securities.


                                  ARTICLE XII
                                  -----------
              INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES
              ----------------------------------------------------

     12.1  Definitions.  As used in this article, the term "Person" means any
           -----------
past, present or future director, officer or employee of the Corporation or any subsidiary of the Corporation.

     12.2  Indemnification Granted.  The Corporation shall indemnify, to the
           -----------------------
full extent and under the circumstances permitted by the General Corporation Law of the State of Delaware in effect from time to time, any Person, made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such Person is or was or with his or her consent is named by the Corporation as being or about to become a director of the Corporation or any subsidiary thereof, or is or was an officer or employee of the Corporation or any subsidiary thereof, or is or was an employee or agent of the Corporation or any subsidiary thereof, or is or was serving at the specific request of the Corporation as a director, officer, employee or agent of another company or other enterprise in which the Corporation owns or owned, directly or indirectly, an equity interest or of which it may be a creditor.


     12.3  Prepayment of Expenses.  The Corporation shall pay the expenses
           ----------------------
(including attorneys' fees) incurred by a Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent
                                  --------  -------
required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Person to repay all amounts advanced if it should be ultimately determined that the Person is not entitled to be indemnified under this Article XII or otherwise.

     12.4  Claims.  If a claim for indemnification or payment of expenses under
           ------
this Article XII is not paid in full within sixty (60) days after a written claim therefor by the Person has been received by the Corporation, the Person may file suit to recover the unpaid amount of such claim, and, if successful in whole or in part, shall be entitled to be paid the expenses of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Person is not entitled to the requested indemnification or payment of expense under applicable law.

     12.5  Nonexclusivity of Rights.  The rights conferred on any Person by this
           ------------------------
Article XII shall not be exclusive of any other rights which such Person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, and shall continue as to a Person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, administrators and other legal representatives of such Person.

     12.6  Other Sources.  The Corporation's obligation, if any, to indemnify or
           -------------
to advance expenses to any Person who was or is serving at its request as a director, officer, employee or agent of another company, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Person may collect as indemnification or advancement of expenses from such other company, partnership, joint venture, trust, enterprise or non-profit enterprise.

     12.7  Amendment or Repeal.  Any repeal or modification of the foregoing
           -------------------
provisions of this Article XII shall not adversely affect any right or protection hereunder of any Person in respect of any act or omission occurring prior to the time of such repeal or modification.

     12.8  Insurance.  The Corporation may purchase and maintain insurance at
           ---------
its expense, to protect itself and any such person against any such liability, cost, payment or expense whether or not the Corporation would have the power to indemnify such person or entity against such liability.

     12.9  Miscellaneous.  Subject to the limitations set forth in the General
           -------------
Corporation Law of the State of Delaware, the Board of Directors may also on behalf of the Corporation grant indemnification to any individual other than a Person to such extent and in such matter as the Board of Directors in its sole discretion may from time to time and at any time determine.

     It is not intended that the provisions of this Article XII be applicable to, and they are not to be construed as granting indemnity with respect to, matters as to which indemnification would be in contravention of the laws of Delaware or of the United States of America, whether as a matter of public policy or pursuant to statutory provision.


                                 ARTICLE XIII
                                 ------------
                       INTERESTED DIRECTOR TRANSACTIONS
                       --------------------------------

     13.1  Interested Directors; Quorum.  No contract or transaction between the
           ----------------------------
Corporation and one or more of its directors or officers, or between the Corporation and any other company, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors
be less than a quorum; or (2)   the material facts as to his relationship or
interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.


                                  ARTICLE XIV
                                  -----------
                                  AMENDMENTS
                                  ----------

     14.1  Amendment or Repeal.  Except as provided otherwise by the laws of the
           -------------------
State of Delaware or the Certificate of Incorporation, these Bylaws may be amended or repealed either:

          (a) At any meeting of stockholders at which a quorum is present by vote of a majority of the number of shares of stock entitled to vote present in person or by proxy at such meeting as provided in Article II of these Bylaws; provided that the notice of such meeting of stockholders or waiver of notice thereof contains a statement of the substance of the proposed amendment or repeal; or

          (b) At any meeting of the Board of Directors by a majority vote of the directors then in office.

     14.2  Stockholder Proposals.  Any stockholder who intends to propose that
           ---------------------
any provision of these Bylaws be amended by action of the stockholders shall notify the Secretary of the Corporation in writing of the amendment or amendments which such stockholder intends to propose not later than one hundred eighty (180) days prior to a request by such stockholder to call a special meeting for such purpose or, if such proposal is intended to be made at an annual meeting of stockholders, not later than the latest date permitted for submission of stockholder proposals by Rule 14a-8 under the Securities Exchange Act of 1934. Such notice to the Secretary shall include the text of the proposed amendment or amendments and a brief statement of the reason or reasons why such stockholder intends to make such proposal.